UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2018, Achaogen, Inc. (the “Company”) borrowed $25.0 million (the “Term B Loan”) under its existing Loan and Security Agreement with Silicon Valley Bank dated as of February 26, 2018 (the “Loan Agreement”).  As previously disclosed, the Company borrowed $25.0 million under the Loan Agreement on the date of the Loan Agreement (the “Term A Loan,” and together with the Term B Loan, the “Term Loans”).  The Term B Loan has a maturity of four years and bears interest through maturity at a floating per annum rate equal to the greater of (a) 1.00% above the prime rate and (b) 5.50%. No borrowings remain available to the Company under the Loan Agreement.

The Company is permitted to make interest-only payments on the Term B Loan for the first twenty-four (24) months following the borrowing date after which the Company will be required to repay the Term B Loan in 24 consecutive equal monthly installments of principal. The Company is obligated to pay a fee equal to 6.00% of the Term Loans upon the earliest to occur of the maturity date, the prepayment or repayment of the Term B Loan or the termination of the Loan Agreement. The Company may voluntarily prepay all, but not less than all, of the outstanding Term Loans. The Loan Agreement contains customary representations, warranties and covenants.

The Company is required to have cash on deposit at Silicon Valley Bank equal to the greater of (a) $48.0 million and (b) the “Monthly Cash Burn,” which is defined as the difference of (1)(i) net loss plus (ii) unfinanced capital expenditures minus (2)(i) depreciation and amortization expenses, (ii) non-cash stock compensation expense and (iii) other non-cash expenses as approved by Silicon Valley Bank. If at any time the Company’s aggregate balances at Silicon Valley Bank are less than the foregoing, the Company is required to deposit at Silicon Valley Bank cash collateral in an amount equal to the outstanding Term A Loan. The Term Loans are secured by substantially all of the Company’s assets, except for its intellectual property which is subject to a negative pledge and certain other customary exclusions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit NumberDescription

10.1

Loan and Security Agreement, dated February 26, 2018, by and between the Company and Silicon Valley Bank (incorporated by reference to Exhibit 10.28 of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: November 2, 2018	By:	/s/ Gary Loeb
Gary Loeb
General Counsel